PERFICIENT

vision. execution. value.

Q4 2015 FINANCIAL RESULTS

March 3rd, 2016

S&P SmallCap 600

PRFT NASDAQ GLOBAL SELECT

Russell 2000 INDEX



SAFE HARBOR STATEMENT

The adjusted GAAP and GAAP earnings per share goals as well as effective income tax rate and fully diluted shares for 2016 outlined in this presentation are estimates of future company performance and are forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risk and uncertainties and are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from management's current expectations and the forward-looking statements made in this report. These risks and uncertainties include, but not limited to, the impact of competitive services, client demand for our services and solutions and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, risks associated with managing organic and acquisition growth, credit risks associated with the Company's accounts receivable, the Company's ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, the Company's ability to identify, compete for and complete strategic acquisition and partnership opportunities, and risks detailed from time to time in the Company's filings with Securities and Exchange Commission, including the most recent Form 10-K and Forms 10-Q.

RECONCILIATION OF ADJUSTED GAAP MEASURES

The following table provides a reconciliation of Perficient, Inc. GAAP EPS guidance to Adjusted GAAP EPS guidance:

	2016 - Low end of adjusted goal	2016 - High end of adjusted goal
Full Year GAAP EPS	$0.82	$0.96
Impact of non-GAAP items	$0.58(a)	$0.56(a)
Full Year Adjusted GAAP EPS	$1.40	$1.52

(a) Adjusted GAAP items represent the impact of amortization expense, stock compensation, acquisition costs, and adjustments to fair value of contingent consideration, net of the related taxes, divided by fully diluted shares. The Company currently expects its 2016 effective income tax rate to be 35.5%. The Company's estimate of fully diluted shares for 2016, by quarter, are included in the following table. These estimates could be affected by share repurchases and shares issued in conjunction with future acquisitions.

	Q1	Q2	Q3	Q4	Full Year
Fully diluted shares estimate for 2016 (in millions)	34.7	34.7	34.8	35.0	34.8

Note further discussion and reconciliation of Perficient, Inc. Non-GAAP financial measures can be found in our earnings press release and Form 8-K furnished March 3rd, 2016.

OPERATING METRICS

(In thousands)	THREE MONTHS ENDED DECEMBER 31			YEAR ENDED DECEMBER 31		
	2015	2014	% Change	2015	2014	% Change
Revenues	$133,650	$125,842	6%	$473,621	$456,692	4%
Gross Profit Margin Gross Profit Margin %	$43,847 32.8%	$40,491 32.2%	8%	$155,210 32.8%	$149,335 32.7%	4%
Services Gross Margin Excluding Stock Compensation & Reimbursable Expenses Margin %	$43,560 39.5%	$39,928 40.0%	9%	$154,569 37.6%	$148,505 38.4%	4%
EBITDA Excluding Stock Compensation % of Revenue	$19,831 14.8%	$19,021 15.1%	4%	$68,717 14.5%	$72,494 15.9%	-5%
Income from Operations % of Revenue	$11,133 8.3%	$9,730 7.7%	14%	$35,252 7.4%	$38,963 8.5%	-10%
Net Income % of Revenue	$7,570 5.7%	$6,424 5.1%	18%	$23,007 4.9%	$23,163 5.1%	-1%
Adjusted Net Income % of Revenue	$12,718 9.5%	$11,975 9.5%	6%	$42,027 8.9%	$42,991 9.4%	-2%
GAAP EPS	$0.22	$0.19	16%	$0.67	$0.70	-4%
Amortization less tax effect	0.06	0.08		0.26	0.29	
Stock compensation less tax effect	0.07	0.07		0.26	0.27	
Acq costs/Accr earnout less tax effect	0.02	0.02		0.03	0.04	
Adjusted EPS	$0.37	$0.36	3%	$1.22	$1.30	-6%

OPERATING METRICS

(In thousands)	Q4 2015	Q3 2015	% change	Q4 2015	Q4 2014	% change
Services Revenue (excluding reimbursable expenses)	$110,303	$105,351	5%	$110,303	$99,888	10%
Software Revenue	$19,132	$11,520	66%	$19,132	$21,668	-12%

ABR	Q4 2015	Q3 2015
North American Employees	$146	$145

Utilization	Q4 2015	Q3 2015
North American Employees	78%	80%

Headcount	Q4 2015		Q3 2015	
	Average	Ending	Average	Ending
North America Billable Employees	1,620	1,674	1,564	1,593
Subcontractors	198	191	162	174
Offshore Billable Employees	562	574	556	559
Total Billable Headcount	**2,380**	**2,439**	**2,282**	**2,326**
SG&A Headcount	427	430	401	408
Total Headcount	**2,807**	**2,869**	**2,683**	**2,734**

SOLUTIONS DATA

Revenue by Solution (Top 10)	Q4 15	Q3 15	Q4 14
Business Analytics	**14%**	17%	15%
Platform	**12%**	9%	13%
Commerce	**11%**	12%	6%
Content Management	**11%**	11%	7%
Portals/Collaboration	**10%**	10%	14%
Business Process Management	**8%**	6%	4%
Management Consulting	**8%**	8%	12%
Custom Applications	**7%**	7%	7%
Business Integration	**6%**	7%	7%
Customer Relationship Management	**6%**	5%	4%

INDUSTRY DATA

Revenue by Industry (Top 10)	Q4 15	Q3 15	Q4 14
Healthcare/Pharma/Life Sciences	**30%**	27%	27%
Financial Services/Banking/Insurance	**17%**	19%	23%
Retail & Consumer Goods	**16%**	16%	11%
Automotive & Transport Products	**9%**	8%	7%
Electronics & Computer Hardware	**7%**	8%	4%
Telecommunications	**7%**	6%	6%
Leisure, Media and Entertainment	**4%**	3%	2%
Manufacturing	**4%**	3%	4%
Business Services	**3%**	4%	2%
Energy and Utilities	**3%**	3%	8%

PLATFORM DATA

Revenue by Platform	Q4 15	Q3 15	Q4 14
IBM	**40%**	39%	44%
Microsoft	**13%**	13%	15%
Oracle	**10%**	10%	11%
Magento	**5%**	3%	-
Adobe	**4%**	4%	2%
Salesforce	**4%**	4%	4%
Open Source	**2%**	2%	3%
Other Technologies	**14%**	17%	9%
Management Consulting	**8%**	8%	12%